               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES


                                                                 Nine Months Ended
                                                                   September 30,
                                                           ---------------------------
                                                               1997             1996
                                                           ----------       ----------


Net income                                                   $133,117         $110,446
   Add: Minority interest in income                             7,708            7,268
   Less: Gain on disposition of real estate                         -                -
   Less: Minority interests in income which
     do not have fixed charges                                 (6,770)          (6,451)
                                                           ----------       ----------
Income from continuing operations                             134,055          111,263
   Interest expense                                             5,821            6,893
                                                           ----------       ----------
Total Earnings Available to Cover Fixed Charges            $  139,876       $  118,156
                                                           ==========       ==========

Total Fixed Charges - Interest expense                     $    7,242       $    8,035
                                                           ==========       ==========

Total Preferred Stock dividends                            $   68,134       $   50,118
                                                           ==========       ==========

Total Combined Fixed Charges and Preferred Stock
   dividends                                              $   75,376       $   58,153
                                                           ==========       ==========

Ratio of Earnings to Fixed Charges                             19.31            14.71
                                                           ==========       ==========

Ratio of Earnings to Combined Fixed Charges and
    Preferred Stock dividends                                   1.86             2.03
                                                           ==========       ==========

Ratio of Earnings to Combined Fixed Charges and
    Preferred Stock dividends (A)                              2.26
                                                          ===========


(A) Supplemental ratio after elimination of $13,412,000 of non-recurring special dividends paid to the Series CC Preferred Stock.

               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES



                                                                                  For the Year Ended December 31,
                                                          -------------------------------------------------------------------------
                                                              1996           1995             1994           1993           1992
                                                          ----------     ----------       ----------     ----------     ----------
                                                                             (Amounts in thousands, except ratios)

Net income                                                $  153,549     $   70,386       $   42,118     $   28,036     $   15,123
   Add: Minority interest in income                            9,363          7,137            9,481          7,291          6,895
   Less: Gain on disposition of real estate                        -              -                -              -           (398)
   Less: Minority interests in income which
     do not have fixed charges                                (8,273)        (4,700)          (5,906)          (737)          (694)
                                                          ----------     ----------       ----------     ----------     ----------
Income from continuing operations                            154,639         72,823           45,693         34,590         20,926
   Interest expense                                            8,482          8,508            6,893          6,079          9,834
                                                          ----------     ----------       ----------     ----------     ----------
Total Earnings Available to Cover Fixed Charges           $  163,121     $   81,331       $   52,586     $   40,669     $   30,760
                                                          ==========     ==========       ==========     ==========     ==========

Total Fixed Charges - Interest expense                    $   10,343     $    8,815       $    6,893     $    6,079     $    9,834
                                                          ==========     ==========       ==========     ==========     ==========

Total Preferred Stock dividends                           $   68,599     $   31,124       $   16,846     $   10,889     $      812
                                                          ==========     ==========       ==========     ==========     ==========

Total Combined Fixed Charges and Preferred Stock
   dividends                                              $   78,942     $   39,939       $   23,739     $   16,968      $  10,646
                                                          ==========     ==========       ==========     ==========     ==========

Ratio of Earnings to Fixed Charges                            15.77           9.23             7.63           6.69           3.13
                                                          ==========     ==========       ==========     ==========     ==========

Ratio of Earnings to Combined Fixed Charges and
    Preferred Stock dividends                                  2.07           2.04             2.22           2.40           2.89
                                                          ==========     ==========       ==========     ==========     ==========

Ratio of Earnings to Combined Fixed Charges and
    Preferred Stock dividends (A)



(A) Supplemental ratio after elimination of $13,412,000 of non-recurring special dividends paid to the Series CC Preferred Stock.

                                                                           Nine Months Ended
                                                                             September 30,
                                                                      ------------------------------------------
                                                                          1997            1996            1996
                                                                      ----------      ----------      ----------

SUPPLEMENTAL  DISCLOSURE  OF RATIO OF FUNDS  FROM  OPERATIONS
("FFO")  TO FIXED CHARGES:
-------------------------------------------------------------

FFO                                                                   $  200,106      $  162,532      $  224,384

Interest expense                                                           5,821           6,893           8,482
                                                                      ----------      ----------      ----------

Adjusted FFO available to cover fixed charges                         $  205,927      $  169,425      $  232,866
                                                                      ==========      ==========      ==========

Total Fixed Charges - Interest expense                                $    7,242      $    8,035      $   10,343
                                                                      ==========      ==========      ==========

Total Preferred Stock dividends                                       $   68,134      $   50,118      $   68,599
                                                                      ==========      ==========      ==========

Total Combined Fixed Charges and Preferred Stock dividends            $   75,376      $   58,153      $   78,942
                                                                      ==========      ==========      ==========

Ratio of FFO to Fixed Charges                                             28.44           21.09           22.51
                                                                      ==========      ==========      ==========

Ratio of FFO to Combined Fixed Charges and Preferred Stock
    dividends                                                              2.73            2.91            2.95
                                                                      ==========      ==========      ==========
Ratio of FFO to Combined Fixed Charges and Preferred
      Stock dividends (A)                                                  3.32
                                                                      ==========


(A) Supplemental ratio after elimination of $13,412,000 of non-recurring special dividends paid to the Series CC Preferred Stock.

                                                                                           For the Year Ended December 31,
                                                                                      ---------------------------------------------
                                                                            1995             1994            1993           1992
                                                                        ----------       ----------      ----------      ----------

SUPPLEMENTAL  DISCLOSURE  OF RATIO OF FUNDS  FROM  OPERATIONS
("FFO")  TO FIXED CHARGES:
-------------------------------------------------------------

FFO                                                                     $  105,086       $   56,143      $   35,830      $   21,133

Interest expense                                                             8,508            6,893           6,079           9,834
                                                                        ----------       ----------      ----------      ----------

Adjusted FFO available to cover fixed charges                           $  113,594       $   63,036      $   41,909      $   30,967
                                                                        ==========       ==========      ==========      ==========

Total Fixed Charges - Interest expense                                  $    8,815       $    6,893      $    6,079      $    9,834
                                                                        ==========       ==========      ==========      ==========

Total Preferred Stock dividends                                         $   31,124       $   16,846      $   10,889      $      812
                                                                        ==========       ==========      ==========      ==========

Total Combined Fixed Charges and Preferred Stock dividends              $   39,939       $   23,739      $   16,968      $   10,646
                                                                        ==========       ==========      ==========      ==========

Ratio of FFO to Fixed Charges                                               12.88             9.15            6.89            3.15
                                                                        ==========       ==========      ==========      ==========

Ratio of FFO to Combined Fixed Charges and Preferred Stock
    dividends                                                                2.84             2.66            2.47            2.91
                                                                        ==========       ==========      ==========      ==========
Ratio of FFO to Combined Fixed Charges and Preferred
      Stock dividends (A)



(A) Supplemental ratio after elimination of $13,412,000 of non-recurring special dividends paid to the Series CC Preferred Stock.